EXHIBIT 10(b)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 3 under the Securities Act of 1933 and Amendment No. 3 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our report dated February 5, 2002, relating to the financial statements of PHL Variable Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
August 9, 2002